EXHIBIT 99.1

Amyris Reports Another Strong Quarter of Product Sales Growth and Expects Strong Finish for 2017

  Q3 2017 GAAP revenues of $24.2 million (excludes $8.3 million for an upfront license agreement with Royal DSM executed in Q3 and fully paid early in Q4 2017) and Non-GAAP Q3 revenues of $32.5 million (includes upfront license agreement with Royal DSM), compared with GAAP revenues of $26.5 million for Q3 2016
  Q3 2017 product sales of $11.3 million, up from $6.8 million for Q3 2016
  Executed separate $27.5 million commercial license agreement following close of quarter that is part of multi-agreement commercial transaction to be announced in coming week

EMERYVILLE, Calif., Nov. 14, 2017 (GLOBE NEWSWIRE) -- Amyris, Inc. (Nasdaq:AMRS), the industrial bioscience company, today announced financial results for the third quarter ended September 30, 2017.

“The demand for our technology and products has enabled us to continue executing key partnership agreements while continuing to lead the industry with product revenue growth,” said John Melo, Amyris President & CEO. “The trend to natural and sustainably-sourced products and the significant growth in the health, cosmetics and nutrition segments are continuing to drive our short-term results. We are very pleased by our near-term visibility and we anticipate having a stronger finish than expected for 2017.”

Key Highlights

Other key operating and development highlights during the third quarter and more recently included:

  Executed separate $27.5 million commercial license agreement with leading global company

  Entered into three product development and production agreements and one additional license agreement with Royal DSM for a food and nutrition molecule, a key ingredient for Vitamin A and for a new class of human nutrition ingredients

  Announced appointment of Eduardo Alvarez, an experienced executive who has led operational and technology-enabled transformations for Fortune 100 companies, as Chief Operating Officer

  Simplified Ginkgo partnership and entered into value-based working relationship with one product included in future cooperation.

Financial Performance

Third Quarter 2017

  Third-quarter 2017 GAAP revenues of $24.2 million compared with $26.5 million for the same period of 2016. GAAP revenues for the third quarter of 2017 did not include $8.3 million of revenue related to the Royal DSM license agreement executed in the third quarter for which the company received full payment early in the fourth quarter. The decrease in GAAP revenues was driven primarily by significantly lower collaboration revenue, somewhat offset by higher product sales in the company’s health and nutrition business. Collaboration revenues were $12.9 million, down from $19.7 million for the same period last year. Product sales of $11.3 million were up from $6.8 million for the third quarter of 2016.

  Q3 2017 selling, general and administrative expenses were $15.5 million up from $11.4 million for the same period a year ago. Primary drivers for the increase are unplanned expenses related to transactions and activities such as those related to changes to accounting standards, and legal fees, as well as expenses related to Biossance sales channel expansion and additional personnel expenses bolstering higher product sales revenue. Research and development expenses of $15.2 million for the quarter were up from $12.3 million for the third quarter of 2016 reflecting increased spend due to higher than expected collaboration activity.

  GAAP net loss attributable to Amyris common stockholders for the third quarter of 2017 was $42.8 million, or a net loss attributable to stockholders of $1.14 per basic and diluted share, compared with a GAAP net loss attributable to common stockholders for the same period of 2016 of $19.7 million, or $1.19 per basic and diluted share. Included within other loss for the quarter was a loss of $2.7 million arising from the reduction in derivatives liabilities primarily related to the conversions of Series B Preferred stock in August 2017, offset by changes in fair value of derivative liabilities recognized primarily in connection with the closing of the company’s Series A, B and D Preferred stock financing rounds in May 2017 and August 2017. The GAAP net loss attributable to common stockholders included non-cash items such as changes in fair value of embedded derivatives, accretion of debt discount and interest expense related to convertible debt. Non-GAAP net loss attributable to Amyris common stockholders for the third quarter of 2017, excluding these items and stock-based compensation, was $30.4 million, or $0.81 per basic share, compared with a non-GAAP net loss attributable to common stockholders for the same period of 2016 of $16.5 million, or $0.99 per basic share.

Nine Months Ended September 30, 2017

  GAAP revenues for the nine months ended September 30, 2017 were $62.9 million, compared with $45.0 million for the same period last year. The increase was driven by a 117% increase in product sales led by the health and nutrition and personal care businesses as well as slightly higher collaboration revenue. Year to date, collaboration revenues were $30.5 million, up slightly from $30.1 million for the same period for 2016. Year to date collaboration revenue excluded the $8.3 million of revenue related to the Royal DSM license agreement referenced above. Year to date product sales were $32.3 million, up significantly from $14.9 million for the prior-year period illustrating the benefits of leveraging the company’s partner-driven sales channel model.

  GAAP net loss attributable to Amyris common stockholders for the nine months ended September 30, 2017 was $125.9 million, or $3.32 per basic and $4.61 per diluted share, compared with a GAAP net loss attributable to common stockholders for the same period of 2016 of $48.6 million, or $3.21 per basic and $4.24 per diluted share. Included in GAAP net loss attributable to common stockholders for the period was a gain of $35.4 million arising from a reduction of the derivative liabilities primarily related to the conversions of the Series A and B Preferred stock issued in May 2017 and August 2017 offset by the change in fair value of derivative liabilities recognized primarily in connection with the closing of the company’s Series A, B and D Preferred stock financing rounds in May 2017 and August 2017. The GAAP net loss attributable to common stockholders included non-cash items such as a change in fair value of embedded derivatives, accretion of debt discount and interest expense related to convertible debt. Non-GAAP net loss attributable to Amyris common stockholders for the nine months ended September 30, 2017, excluding these items and stock-based compensation, was $134.5 million, or $4.93 per basic share, compared with a non-GAAP net loss attributable to common stockholders for the same period of 2016 of $83.5 million or $5.52 per basic and diluted share.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

Condensed consolidated financial information has been presented in accordance with US GAAP as well as on a non-GAAP basis. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management’s internal comparisons to Amyris’s historical performance as well as comparisons to the operating results of other companies. Management believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision-making.

Non-GAAP financial information is not prepared under a comprehensive set of accounting rules and, therefore, should only be read in conjunction with financial information reported under U.S. GAAP in order to understand Amyris’s operating performance. A reconciliation of the non-GAAP financial measures presented in this release, including non-GAAP net loss, and other measures to the most comparable GAAP financial measure is provided in the tables attached to this press release.

QUARTERLY CONFERENCE CALL TODAY

Amyris will discuss these results and provide a business update in a conference call scheduled for 4:30 p.m. ET (1:30 p.m. PT) today. Investors may access the call by dialing (866) 516-3867, participant passcode: 9293849.

A live audio webcast of this conference call and accompanying presentation is also available by visiting the investor relations section of the company's website at http://investors.amyris.com. A replay of the webcast will be available at the investor relations section of the company's website approximately two hours after the conclusion of the call.

About Amyris
Amyris is the integrated renewable products company that is enabling the world’s leading brands to achieve sustainable growth. Amyris applies its innovative bioscience solutions to convert plant sugars into hydrocarbon molecules and produce specialty ingredients and consumer products. The company is delivering its No Compromise® products across a number of markets, including specialty and performance chemicals, flavors and fragrances, cosmetics ingredients, pharmaceuticals, and nutraceuticals. More information about the company is available at www.amyris.com.

Forward-Looking Statements
This release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events (such as the expected announcement of a multi-agreement commercial transaction, including the timing thereof, and Amyris’s anticipated finish to 2017), that involve risks and uncertainties. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to Amyris’s liquidity and ability to fund operating and capital expenses, timing and execution risks associated with manufacturing, uncertainty regarding consummating proposed transactions, including the timing thereof, and growth in sales, potential delays or failures in development, production and commercialization of products, risks related to Amyris's reliance on third parties to achieve its goals, and other risks detailed in the "Risk Factors" section of Amyris's quarterly report on Form 10-Q filed on August 14, 2017. Amyris disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Amyris, the Amyris logo, Biossance, and No Compromise are registered trademarks of Amyris, Inc. All other trademarks are trademarks of their respective owners.

Contact:

Peter DeNardo
Director, Investor Relations and Corporate Communications
Amyris, Inc.
+1 (510) 740-7481
investor@amyris.com
pr@amyris.com

Amyris, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$17,608	$28,524
Restricted cash	4,078	4,326
Accounts receivable, net	24,922	13,977
Inventories	6,410	6,213
Prepaid expenses and other current assets	9,244	6,083
Total current assets	62,262	59,123
Property, plant and equipment, net	50,130	53,735
Restricted cash	958	957
Recoverable taxes from Brazilian government entities	17,561	13,723
Other assets	7,670	2,335
Total assets	$138,581	$129,873

Liabilities, mezzanine equity, and stockholders' deficit
Current liabilities:
Accounts payable	$20,396	$15,315
Deferred revenue	7,027	5,288
Accrued and other current liabilities	28,883	30,110
Debt, current portion	6,070	25,853
Related party debt, current portion	5,634	33,302
Total current liabilities	68,010	109,868
Long-term debt, net of current portion	109,205	128,744
Related party debt	43,736	39,144
Derivative liabilities	89,770	6,894
Other liabilities	18,271	23,731
Total liabilities	328,992	308,381

Mezzanine equity:
Contingently redeemable common stock	5,000	5,000
Convertible preferred stock	-	-

Amyris, Inc. stockholders’ deficit	(196,348)	(184,445)
Noncontrolling interest	937	937
Total stockholders' deficit	(195,411)	(183,508)
Total liabilities, mezzanine equity, and stockholders' deficit	$138,581	$129,873

Amyris, Inc.
Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
Renewables product sales	$11,315	$6,820	$32,336	$14,883
Grants and collaborations revenue	12,882	19,724	30,521	30,071
Total revenues	24,197	26,544	62,857	44,954
Cost and operating expenses
Cost of products sold	17,637	14,876	47,684	33,945
Research and development(1)	15,185	12,315	44,141	37,397
Sales, general and administrative(1)	15,454	11,381	44,253	35,055
Total cost and operating expenses	48,276	38,572	136,078	106,397
Loss from operations	(24,079)	(12,028)	(73,221)	(61,443)
Other income (expense):
Gain (loss) from change in fair value of derivative instruments(2)	(2,692)	(786)	35,422	41,826
Gain (loss) upon extinguishment of debt	461	(217)	(3,067)	(866)
Interest expense	(7,733)	(7,927)	(29,219)	(25,989)
Other expense, net	(136)	1,402	(576)	(1,705)
Total other income (loss)	(10,100)	(7,528)	2,560	13,266
Loss before income taxes	(34,179)	(19,556)	(70,661)	(48,177)
Benefit (provision) for income taxes	318	(148)	49	(402)
Net loss	(33,861)	(19,704)	(70,612)	(48,579)
Net income (loss) attributable to noncontrolling interest	-	-	-	-
Net loss attributable to Amyris, Inc.	(33,861)	(19,704)	(70,612)	(48,579)
Less change in fair value of derivative instruments			(35,442)
Less deemed dividend on capital distribution to related parties	-	-	(8,648)	-
Less deemed dividend related to beneficial conversion feature on Series A	-	-	(562)	-
Less deemed dividend related to beneficial conversion feature on Series B	(634)	-	(634)	-
Less deemed dividend related to beneficial conversion feature on Series D	(5,757)	-	(5,757)	-
Less cumulative dividends on Series A and Series B preferred stock	(2,567)	-	(4,242)	-
Net loss attributable to common stockholders	$(42,819)	$(19,704)	$(125,897)	$(48,579)
Net loss per share attributable to common stockholders:
Basic	$(1.14)	$(1.19)	$(3.32)	$(3.21)
Diluted	$(1.14)	$(1.19)	$(4.61)	$(4.24)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock:
Basic	37,529,694	16,612,690	27,280,894	15,118,144
Diluted	37,529,694	16,612,690	27,280,894	17,891,675

(1) Includes stock-based compensation expense as follows:
Research and development	$395	$481	$1,320	$1,457
Sales, general and administrative	863	1,327	2,622	4,191
	$1,258	$1,808	$3,942	$5,648

(2) Upon revaluing its derivative liabilities, the Company recorded a non-cash loss for the three months ended September 30, 2017 and 2016, and a non-cash gain for the nine months ended September 30, 2017 and 2016. The changes in the fair value of derivative liabilities primarily as the result of changes in Amyris's stock price during each of the periods presented. The gains and losses for all periods presented included the change in fair value of derivatives in connection with certain features of outstanding convertible notes, related to change in control protection and price-based anti-dilution adjustment provisions. In addition, the gain for the nine months ended September 30, 2017 included the change in fair value of derivatives in connection with convertible preferred stock that was issued in May 2017.

Amyris, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)
(In thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss attributable to Amyris, Inc. common stockholders (GAAP)	$(42,819)	$(19,704)	$(125,897)	$(48,579)
Stock-based compensation expense	1,258	1,808	3,942	5,648
Change in fair value of derivative instruments(2)	2,692	786	(35,422)	(41,826)
(Gain) loss upon extinguishment of debt	(461)	217	3,067	866
Issuance of warrants with collaboration agreement	-	416	-	416
Deemed dividend on capital distribution to related parties	-	-	8,648	-
Deemed dividend related to beneficial conversion feature on Series A	-	-	562	-
Deemed dividend related to beneficial conversion feature on Series B	634	-	634	-
Deemed dividend related to beneficial conversion feature on Series D	5,757	-	5,757	-
Cumulative dividends on Series A and Series B preferred stock	2,567	-	4,242	-
Net loss attributable to Amyris, Inc. common stockholders (non-GAAP)	$(30,372)	$(16,477)	$(134,467)	$(83,475)

Net loss per share attributable to Amyris, Inc. common stockholders - Basic (GAAP)	$(1.14)	$(1.19)	$(4.61)	$(3.21)
Stock-based compensation expense	0.03	0.11	0.14	0.37
Gain from change in fair value of derivative instruments(2)	0.07	0.05	(1.30)	(2.77)
(Gain) loss upon extinguishment of debt	(0.01)	0.01	0.11	0.06
Issuance of warrants with collaboration agreement	-	0.03	-	0.03
Deemed dividend on capital distribution to related parties	-	-	0.32	-
Deemed dividend related to beneficial conversion feature on Series A	-	-	0.02	-
Deemed dividend related to beneficial conversion feature on Series B	0.02	-	0.02	-
Deemed dividend related to beneficial conversion feature on Series D	0.15	-	0.21	-
Cumulative dividends on Series A and Series B preferred stock	0.07	-	0.16	-
Net loss per share attributable to Amyris, Inc. common stockholders - Basic (non-GAAP)	$(0.81)	$(0.99)	$(4.93)	$(5.52)

Amyris, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)
(In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Product sales (GAAP and non-GAAP)
Renewables	$11,315	$6,820	$32,336	$14,883
Product sales (GAAP and non-GAAP)	$11,315	$6,820	$32,336	$14,883

Grants and collaborations revenue (GAAP)	$12,882	$19,724	$30,521	$30,071
Upfront license agreement with Royal DSM	8,275	-	8,275	-
Grants and collaborations revenue (non- GAAP)(1)	$21,157	$19,724	$38,796	$30,071

Total revenues (GAAP)	$24,197	$26,544	$62,857	$44,954
Upfront license agreement with Royal DSM	8,275	-	8,275	-
Total revenue (non-GAAP)(1)	$32,472	$26,544	$71,132	$44,954

Cost of products sold (GAAP)	$17,637	$14,876	$47,684	$33,945
Other costs/provisions	(394)	(3,240)	4,209	(5,135)
Excess capacity	(382)	(304)	(1,931)	(4,481)
Depreciation and amortization	(928)	(986)	(2,770)	(2,715)
Cost of products sold (non-GAAP)	$15,933	$10,346	$47,192	$21,614

Adjusted gross profit (non-GAAP)(2)	$16,539	$16,198	$23,940	$23,340
Gross margin (%)	50.9%	61.0%	33.7%	51.9%

Research and development (GAAP)	$15,185	$12,315	$44,141	$37,397
Stock-based compensation expense	(395)	(481)	(1,320)	(1,457)
Issuance of warrants with collaboration agreement	-	(416)	-	(416)
Depreciation and amortization	(1,587)	(1,607)	(4,788)	(5,085)
Research and development (non-GAAP)	$13,203	$9,811	$38,033	$30,439

Sales, general and administrative (GAAP)	$15,454	$11,381	$44,253	$35,055
Stock-based compensation expense	(863)	(1,327)	(2,622)	(4,191)
Depreciation and amortization	(179)	(274)	(566)	(839)
Sales, general and administrative (non-GAAP)	$14,412	$9,780	$41,065	$30,025

(1) The largest differences between the GAAP and non-GAAP collaborations numbers are (i) timing of revenue recognition.
(2) Non-GAAP Adjusted Gross Profit is calculated based on Non-GAAP Product Sales, Non-GAAP Grants and Collaborations Revenues, and Non-GAAP Cost of Products Sold, and does not include costs related to collaborations.